UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE SECURITIES

EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 5, 2003

CHOICE HOTELS INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-13393	52-1209792
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

10750 Columbia Pike, Silver Spring, Maryland	20901
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (301) 592-5000

Item 5.	Other Events and Regulation FD Disclosure

On September 4, 2003, Choice Hotels International, Inc. (“Choice”) and Sunburst Hospitality Corporation (“Sunburst”) entered into an Amendment Agreement regarding certain terms of the 11.375% Series A Senior Subordinated Discount Note due 2008, with a principal amount of $41,318,000, issued by Sunburst to Choice on January 4, 2001 (the “Note”). As an incentive for Sunburst to accelerate repayment of the Note, Choice has agreed to modify the yield maintenance provision of the Note. Pursuant to the Amendment Agreement, at any time prior to January 31, 2004, upon Sunburst’s election to redeem the Note, Choice will amend the existing optional redemption provision to allow Sunburst to redeem the Note at a percentage of the principal amount that is equal to (i) 105.6875%, plus (ii) 2.84375% multiplied by the number of days prior to January 5, 2005 that redemption is made, divided by 365 days.

Item 7.	Financial Statements and Exhibits.

(c)

Exhibit 99.1 – Amendment Agreement between Choice Hotels International, Inc. and Sunburst Hospitality Corporation, dated September 4, 2003

Exhibit 99.2 – 11.375% Series A Senior Subordinated Discount Note due 2008, issued by Sunburst Hospitality Corporation to Choice Hotels International, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 5, 2003	/s/ JOSEPH M. SQUERI
(Joseph M. Squeri) Senior Vice President, Development and Chief Financial Officer